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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-87236) pertaining to the 2002 Stock Incentive Plan of ExpressJet Holdings, Inc., of our report dated January 14, 2003 with respect to the consolidated financial statements and schedules of ExpressJet Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


Ernst & Young LLP

Houston, Texas
February 12, 2003